As filed with the Securities and Exchange Commission on August 8, 2006
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COOPER INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0355628
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No)

600 Travis, Suite 5800
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

COOPER INDUSTRIES, LTD.
AMENDED AND RESTATED
DIRECTORS’ STOCK PLAN

Terrance V. Helz
Associate General Counsel and Secretary
600 Travis, Suite 5800
Houston, Texas 77002
(Name and address of agent for service)
(713) 209-8400
(Telephone number of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered (1)(2)	per unit(3)	offering price	fee
Class A Common Shares, par value US$.01 per share (including the associated preferred share purchase rights)	200,000 shares	$87.28	$17,456,000	$1,926.00

Notes:
1. Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 200,000 Class A common shares in addition to shares previously registered under Registration Statement No. 333-02847.
2. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan.
3. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act on the basis of the average of the high and low sales prices of $ 87.90 and $86.66 per Cooper Class A common share as reported on the New York Stock Exchange on August 4, 2006.
As permitted by Rule 429 under the Securities Act, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-02847 on Form S-8.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion of Appleby Spurling Hunter
Consent of Ernst & Young LLP
Consent of Bates White, LLC
Powers of Attorney

PART II
Information Required in the Registration Statement
Explanation Note Under General Instruction E
     This Registration Statement on Form S-8 is filed to register 200,000 additional Cooper Industries, Ltd. Class A common shares, par value $.01 per share, which have been reserved for issuance under the Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan (the “Plan”). This increase was approved by Cooper’s Board of Directors on February 14, 2006, subject to approval by Cooper’s shareholders. On April 25, 2006, Cooper’s shareholders approved the increase in the number of shares reserved for issuance under the Plan. A total of 200,000 shares reserved under the Plan have previously been registered on Registration Statement No. 333-02847, filed on April 26, 1996, as amended by Post-Effective Amendment No. 1 filed April 23, 2001, and Post-Effective Amendment No. 2 filed May 22, 2002. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of Registration Statement No. 333-02847, as amended, is hereby incorporated by reference herein, and the opinion and consents listed at Item 8 below are annexed hereto.
Item 8. Exhibits.
The following is a list of exhibits filed with this Registration Statement:

Number	Description

4.1	Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan (incorporated herein by reference to Appendix D to Cooper’s Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2006).

5.1	Opinion of Appleby Spurling Hunter.

23.1	Consent of Appleby Spurling Hunter (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Bates White, LLC.

24.1	Powers of Attorney from members of Cooper’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 8, 2006.

COOPER INDUSTRIES, LTD.
By:	/s/ Terry A. Klebe
Terry A. Klebe
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/	Kirk S. Hachigian	Chairman, President and Chief Executive Officer	August 8, 2006

Kirk S. Hachigian

/s/	Terry A. Klebe	Senior Vice President and Chief Financial Officer	August 8, 2006

Terry A. Klebe

/s/	Jeffrey B. Levos	Vice President Finance and Controller	August 8, 2006

	Jeffrey B. Levos	(Principal Accounting Officer)

*/s/	Stephen G. Butler	Director	August 8, 2006

Stephen G. Butler

*/s/	Robert M. Devlin	Director	August 8, 2006

Robert M. Devlin

*/s/	Ivor J. Evans	Director	August 8, 2006

Ivor J. Evans

*/s/	Linda A. Hill	Director	August 8, 2006

Linda A. Hill

*/s/	James J. Postl	Director	August 8, 2006

James J. Postl

*/s/	Dan F. Smith	Director	August 8, 2006

Dan F. Smith

*/s/	Gerald B. Smith	Director	August 8, 2006

Gerald B. Smith

*/s/	James R. Wilson	Director	August 8, 2006

James R. Wilson

* by:	/s/ Diane K. Schumacher

Diane K. Schumacher
Pursuant to Powers of Attorney filed as Exhibit 24.1

INDEX TO EXHIBITS

Number	Description

4.1	Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan (incorporated herein by reference to Appendix D to Cooper’s Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2006).

5.1	Opinion of Appleby Spurling Hunter.

23.1	Consent of Appleby Spurling Hunter (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Bates White, LLC.

24.1	Powers of Attorney from members of Cooper’s Board of Directors.